                                  Exhibit 5.1

                                                                Washington, D.C.
                            BUTLER & BINION, L.L.P.              (202) 466-6900

                                                                       ---
ATTORNEYS AT LAW                  Suite 1600                          Dallas
     ---                        1000 Louisiana                   (214) 220-3100
                           Houston, Texas 77002-5093                   ---
                                (713) 237-3111                     San Antonio
                                                                 (512) 227-2200


                                  May 8, 1997



Reliability Incorporated
16400 Park Row
Houston, Texas  77084

        Re: Registration of 500,000 shares of Common Stock of Reliability Incorporated pursuant to the 1997 Stock Option Plan

Gentlemen:

        We have acted as legal counsel for Reliability Incorporated, a Texas corporation ("Company"), in connection with the offer to certain of the directors, officers and key employees of the Company and its subsidiaries of up to 500,000 shares of the Company's common stock, no par value per share ("Common Stock"), issuable pursuant to the Company's 1997 Stock Option Plan (the "Plan").

        We have made such inquiries and examined such documents as we have considered necessary or appropriate for the purposes of giving the opinion hereinafter set forth, including the examination of executed or conformed counterparts, or copies certified or otherwise proved to our satisfaction of the following:

                (i) the Articles of Incorporation, as amended, of the Company as filed with the Secretary of State of Texas;

                (ii)  the Bylaws of the Company as of the date of this opinion;

                (iii) the Company's Registration Statement on Form S-8, covering Common Stock issuable pursuant to the Plan, to be filed with the Securities and Exchange Commission on May 8, 1997 ("Registration Statement");

                (iv)  the Plan;

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Reliability Incorporated
May 8, 1997
Page 2


                (v) such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate for the purpose of this opinion.

        We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation are prerequisites to the effectiveness thereof.

        Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

        The Common Stock covered by the Registration Statement has been duly authorized and when issued and sold in accordance with the Plan will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        /s/ BUTLER & BINION, L.L.P.

                                        BUTLER & BINION, L.L.P.


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